UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 14, 2009 (April 12, 2009)
Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane
Scottsdale, Arizona 85253

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 12, 2009 by majority consent of the EGPI Firecreek, Inc. (“EGPI” or the “Company”) shareholders of record at March 31, 2009 three (3) members were elected to the Company’s Board of Directors, consisting of three members that have previously served. The Directors shall hold their respective office until the Company’s Annual Meeting of Shareholders in 2010 or until their successors are duly elected and qualified. The members of the Company’s Board of Directors are as follows:

NAME	AGE	POSITION WITH COMPANY
Dennis R. Alexander	55	Chairman

Larry W. Trapp	67	Director

Mike Trapp	42	Director

The business experience of the Directors at April 2009 is as follows:

Dennis R. Alexander has served as Chairman, President and CFO of the Company and Firecreek Petroleum, Inc. since February 10, 2007. He served as Chairman and CFO of the Company and Firecreek Petroleum, Inc. since July 1, 2004 through February 9, 2007 having served as the President and Director of the Company from May 18, 1999 to June 30, 2004. In September 1998 he was a founder, and from January 19, 1999 through its acquisition with the Company served as President and Director of Energy Producers Group, Inc. From April 1997 through March 1998, served as CEO, Director, Consultant of Miner Communications, Inc., a media communications company. From April 26, 1997 through March, 1998 he was a director of Rockline, Inc., a private mining, resource company, and a founder of World Wide Bio Med, Inc., a private health-bio care, start up company. Since March 1996 to the present he has owned Global Media Network USA, Inc., which has included management consulting, advisory services. Mr. Alexander devotes approximately 60 to 80 hours per week minimum, and more as required, to the business of the Company.

Larry W. Trapp was appointed as a Director, Executive Vice President, and Treasurer of the Company on December 3, 2008. Previously he has served in various capacities as CFO, Vice President, and Director through January 26, 2004 and is one of the original founders in 1998 through the acquisition processes with the Company, serving as Director of Energy Producers Group, Inc. Mr. Trapp earned a BS in Business Administration with emphasis in Finance from Arizona State University. Prior business experience includes Vice President of Escrow Administration for a major Title Insurance Company where he was directly responsible for the Management and performance of 22 branches and supervised an administration staff of 125 Employees.

Mike Trapp was appointed as a Director of the Company on December 3, 2008. A graduate of Rice Aviation he earned honors and honed his skills as a Airframe and Power Plant licensee working in the airline industry for many years. He recently owned his own mortgage company and is now a Senior Loan Officer for a multi-state lender in Mesa, Arizona. His strong technical and analytical skills will be a bonus in analyzing prospective projects which will enhance the Company’s growth and asset base.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not Applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Exhibit Number	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 14, 2009

EGPI FIRECREEK, Inc.

By:	/s/ Dennis Alexander
Dennis Alexander,
Chief Executive Officer